Exhibit 10.11


                     PERFORMANCE RESTRICTED STOCK AGREEMENT


               AGREEMENT, made and entered into as of _________ ___, 200__ by and between XL Capital Ltd, a Cayman Islands corporation ("XL"), and <<Grantee>> (the "Grantee").

               WHEREAS, the Grantee is an employee of XL and/or any of its subsidiaries (collectively called the "Company"); and

               WHEREAS, XL regards the Grantee as a valuable employee of the Company and has determined it to be in the interest of the Company to grant to the Grantee an award of Performance Restricted Shares under the Company's 1991 Performance Incentive Program;

               NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, XL and the Grantee agree as follows:

                  (a)   GRANT OF RESTRICTED SHARES.

                  XL hereby grants to the Grantee, for a cash consideration of US$0.01 per Share, an award (the "Award") of <<NoOfShares>> Ordinary Shares, US $0.01 par value per share, of XL ("Shares"), subject to the restrictions set forth below (the "Restricted Shares"). The date of grant of the Award shall be the date set forth above (the "Date of Grant"). The Award is granted pursuant to the terms of the Company's 1991 Performance Incentive Program, which is incorporated by reference herein.
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                  (b)   ISSUANCE OF RESTRICTED SHARES.

                  A stock certificate representing the Restricted Shares granted and issued to the Grantee under the Award shall be issued in the Grantee's name upon the Grantee's delivery to XL of the par value for such Shares in such form as XL may require.

                  The stock certificate shall be held in custody by XL for the Grantee's account.

                  (c)   RESTRICTED PERIOD.

                  The Restricted Period means the period of time from the date hereof until the Award vests, during which period the restrictions imposed upon the Award by paragraph (d) below shall apply. The Award will vest as follows:

               (i) 25% of the Shares subject to the Award will vest on each of the first, second, third and fourth anniversaries of the Date of Grant (or, if later, the date the Board determines that the applicable ROE (as defined below) threshold has been met), in each case if, and only if, the consolidated return on equity of the Company, as determined by the Board, (the "ROE") for the immediately preceding calendar year equals or exceeds [__]%.

               (ii) If in any year the Shares subject to vesting for the first time under (i) above do not vest because the ROE for the immediately preceding calendar year was below the [__]% threshold set forth in (i) above, such Shares will vest on the next anniversary of the Date of Grant (or, if later, the date the Board determines that the applicable ROE threshold has been met), in each case if, and only if, the ROE for the two calendar year period immediately preceding such next anniversary (for this purpose treating the ROE for any calendar year as not less than zero) equals or exceeds [__]% per annum, compounded annually.

               (iii) If Shares fail to vest in two or more successive years due to the failure to achieve the required ROE thresholds, such Shares will vest on the next anniversary of the
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Date of Grant (or, if later, the date the Board determines that the applicable
ROE threshold has been met), in each case if, and only if, the ROE for the three calendar year period immediately preceding such next anniversary (for this purpose treating the ROE for any calendar year as not less than zero) equals or exceeds [__]% per annum, compounded annually.

               (iv) Notwithstanding the foregoing, the Award shall vest in full on the tenth anniversary of the Date of Grant or upon an Early Termination (as defined in paragraph (e) below).

               (v) ROE determinations for a period shall be made by the Board no later than the 20th day of February next following the end of the period.

                  (d)   RIGHTS AND RESTRICTIONS.

                  The Grantee shall generally have the rights and privileges of a shareholder as to the Restricted Shares, including the right to receive dividends and the right to vote such Restricted Shares, EXCEPT THAT, the following restrictions shall apply: (i) the Grantee shall not be entitled to delivery of a stock certificate representing the Restricted Shares until the expiration or Early Termination of the Restricted Period; (ii) no Restricted Share may be sold, transferred, assigned, pledged, or otherwise encumbered, tendered or exchanged, or disposed of before the expiration or Early Termination of the Restricted Period; and (iii) the Restricted Shares shall be forfeited to XL and redeemed by it for US$0.01 per Share and all rights of the Grantee to such Restricted Shares shall terminate without further obligation on the part of XL unless the Grantee has continuously remained an employee of the Company until the expiration date of the Restricted Period or its Early Termination.

                  In the case of a tender or exchange offer that is applicable to any outstanding Restricted Shares with respect to which restrictions have not lapsed, the Board of Directors of
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XL, and not the Grantee, shall have the sole right to determine and to instruct the Company as to whether such Restricted Shares are to be tendered or exchanged.

                  (e)   EARLY TERMINATION.

                  The restrictions contained in paragraph (d) above and the Restricted Period shall terminate immediately ("Early Termination") upon the happening of any of the following events:

                  (i) DEATH OF GRANTEE. In the event the Grantee dies while in the employment of the Company.

                  (ii) TERMINATION OF EMPLOYMENT DUE TO DISABILITY. In the event the Grantee's employment with the Company is terminated by the Company by reason of the Grantee's Disability. "Disability" means the inability of the Grantee, as a result of accident or sickness, to perform the duties pertaining to his occupation or employment with the Company as determined by the Company.

                  (iii) TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. In the
                        event the Grantee's employment with the Company is terminated due to his or her Retirement.

                  (iv) CHANGE OF CONTROL. In the event there is a Change of Control of the Company.
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                  (f)   LAPSE OF RESTRICTIONS; DELIVERY OF CERTIFICATE.

                  Upon the expiration of the Restricted Period, or its Early Termination, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, XL shall deliver to Grantee, or if Grantee is deceased, to Grantee's personal representative, a stock certificate for such Shares free of all such restrictions.

                  (g)   STATUS OF SHARES.

                  Upon issuance, the Restricted Shares shall rank equally in all respects with the other outstanding Shares of XL and shall be fully paid.

                  (h)   ADJUSTMENTS FOR RECAPITALIZATIONS, ETC.

                  In the event of any change in the number or nature of Shares outstanding prior to the lapse of restrictions with respect to the Award, by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Shares subject to the Award shall be adjusted accordingly by the Board of Directors of XL so as to avoid dilution or other material adverse effect to the Grantee's rights hereunder.

                  (i)   OBLIGATIONS AS TO CAPITAL.

                  XL agrees that it will at all times maintain authorized and unissued share capital sufficient to fulfill all of its obligations under this Agreement.

                  (j)   WITHHOLDING.

                  The Grantee agrees to make appropriate arrangements with XL for satisfaction of any applicable income tax withholding requirements or social security or similar requirements arising out of the Award. Such withholding tax obligations may be satisfied by withholding Shares from this Award; provided that the amount of tax withholding to be satisfied by with-

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holding Shares shall be limited to the minimum amount of taxes, including employment taxes, required to be withheld under applicable law.

                  (k)   REFERENCES.

                  References herein to rights and obligations of the Grantee shall apply, where appropriate, to the estate or personal representative of the Grantee without regard to whether specific reference to them is contained in a particular provision of this Agreement.

                  (l)   NOTICE.

                  Any notice or communication to be given to XL under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, duly addressed to XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 08, Bermuda.

                  (m)   GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws.
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                  IN WITNESS WHEREOF, the parties hereto have duly caused this
Agreement to be executed and delivered on the date first above written.


                                              XL Capital Ltd


                                              By: ______________________________




                                              ________________________________
                                              <<Grantee>>